GUARANTY



     In consideration of the execution and delivery of that certain Promissory Note made at the request of the undersigned by Casino Resource Corporation of Tunisie, S.A., in the amount of $512,500.00 and dated the date hereof (the "Note") on the terms and conditions thereof, the undersigned guarantees the prompt payment of the Note and each installment thereof when due, whether at stated maturity, acceleration, or otherwise, and in accordance with all of the terms and conditions thereof, and agrees to all the terms and conditions of the Note and affirms the waivers and consents contained therein.

     The liability of the undersigned under this guaranty shall be direct and not conditional or contingent on the pursuit of any remedies against any maker or endorser, or against any collateral held as security for the payment of the Note.

     Notice of acceptance is hereby waived. This shall be a continuing guaranty extending to any notes given in extension or renewal of this Note, notwithstanding that the original Note may have been surrendered, provided the liability of the undersigned shall not be increased over the amount contained in the original Note,

     EXECUTED this the 5th day of November, 1999.

                                          CASINO RESOURCE CORPORATION



                                          BY: /s/ John J. Pilger
                                              ---------------------------------